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                                                                     EXHIBIT 4.1


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                                   BGLS Inc.,

                                                   COMPANY

                                BGLS HOLDING INC.

                                                   SUCCESSOR

                                       and

                      STATE STREET BANK AND TRUST COMPANY,

                                                   TRUSTEE


                        --------------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 30, 1999

                                       to

                                    INDENTURE

                           Dated as of January 1, 1996

                        --------------------------------

                                  $232,869,000

                  15.75% Series A Senior Secured Notes due 2001

                  15.75% Series B Senior Secured Notes due 2001




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         FIRST SUPPLEMENTAL INDENTURE dated as of September 30, 1999 among BGLS
Holding Inc., a Delaware corporation (the "Successor") and the transferee of assets of BGLS Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company, as successor to Fleet National Bank of Massachusetts, as successor Trustee (the "Trustee"). Capitalized terms not otherwise defined herein shall have the respective meanings specified in the Indenture (as hereinafter defined).

                                    RECITALS

         WHEREAS, the Company and the Trustee have entered into the Indenture dated as of January 1, 1996 (as previously or hereafter amended and supplemented from time to time, and including the Exhibits thereto, the "Indenture"), relating to the Company's 15.75% Series A Senior Secured Notes due 2001 and 15.75% Series B Senior Secured Notes due 2001; and

         WHEREAS, contemporaneously with the execution of this Supplemental Indenture, the Successor, a person controlled by Bennett S. LeBow, has acquired by sale substantially all of the assets of the Company other than the Equity Interests of Liggett; and

         WHEREAS, Article Six of the Indenture permits such Disposition of Assets, subject to the fulfillment of certain conditions, including the assumption by the Successor of the obligations of the Company under the Securities and the Indenture; and

         WHEREAS, Article Six provides for the release of the Company from its obligations under the Securities and the Indenture upon the assumption of such obligations by a successor; and

         WHEREAS, the Successor, the Company and the Trustee desire to enter into this Supplemental Indenture to effect such assumptions and release; and

         WHEREAS, Section 10.01(2) of the Indenture permits the amendment and supplementation of the Securities and the Indenture without notice to or consent of any Securityholder to comply with Article Six of the Indenture;

         NOW, THEREFORE, the parties hereto agree as follows for the benefit of each other party and for the equal and ratable benefit of the Holders:

         SECTION 1. ASSUMPTION AND RELEASE.

         The Successor hereby expressly assumes all the obligations of the Company under the Securities and the Indenture. The Successor shall succeed to and be substituted for and may exercise every right and power of the Company with the same effect as if it had been named in the Securities and the Indenture as the Company; all references in the Securities and the Indenture to the Company shall be deemed to be references to the Successor. Upon such





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assumption by the Successor of all of the obligations of the Company under the
Securities and the Indenture, the Company shall be released from such obligations.

         SECTION 2. GOVERNING LAW.

         This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

         SECTION 3. DUPLICATE ORIGINALS.

         All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 4. SEVERABILITY.

         In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

         SECTION 5. EFFECTIVENESS.

         This Supplemental Indenture shall become effective as of its date upon its execution and delivery by each of the parties hereto.

         SECTION 6. RATIFICATION.

         This Supplemental Indenture is executed pursuant to Section 10.01(2) of the Indenture, and the terms and conditions hereof shall be and shall be deemed to be part of the terms and conditions of the Indenture for any and all purposes. The Indenture, as supplemented by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed by the parties hereto.

         SECTION 8. ACCEPTANCE OF TRUST.

         The Trustee hereby accepts the trust in the Indenture declared and provided, upon the terms and conditions set forth in the Indenture, as amended by this Supplemental Indenture. The Trustee assumes no responsibility for the correctness of the recitals herein and makes no representation and shall have no responsibility as to the validity or the sufficiency of this Supplemental Indenture or the due authorization and execution hereof by the Successor or the Company.


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                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                           BGLS Inc.

                                           By: /s/ Richard J. Lampen
                                              ---------------------------------
                                              Name:  Richard J. Lampen
                                              Title: Executive Vice President

[  Seal  ]

Attest: /s/ Marc N. Bell
       ----------------------------
         Secretary

                                           BGLS HOLDING INC.

                                           By: /s/ Richard J. Lampen
                                              ---------------------------------
                                              Name:  Richard J. Lampen
                                              Title:  Executive Vice President


[  Seal  ]

Attest: /s/ Marc N. Bell
       ----------------------------
         Secretary


                                           STATE STREET BANK AND TRUST
                                           COMPANY,
                                               as successor Trustee

                                           By: /s/ Alison Dellabella
                                              ---------------------------------
                                              Name:  Alison DellaBella
                                              Title:  Assistant Vice President

[  Seal  ]

Attest: /s/
       ----------------------------
         Secretary